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                                  Exhibit 23.1


                         Consent of Independent Auditors


The Board of Directors
Genesis Health Ventures, Inc.:

We consent to the reference to our firm under the heading "Experts" in the prospectus.

We also consent to the incorporation by reference in this Registration Statement No. 333-11847 on Form S-3 of Genesis Health Ventures, Inc. of our report dated November 29, 1995, except for note 2 which is as of November 30, 1995, related to the consolidated balance sheets of Genesis Health Ventures, Inc. and subsidiaries as of September 30, 1995 and 1994, and the related consolidated statements of operations, shareholders' equity, and cash flows, and our report dated November 29, 1995 on the related schedule for each of the years in the three-year period ended September 30, 1995, which reports appear in the September 30, 1995 annual report on Form 10-K of Genesis Health Ventures, Inc.



/s/ KPMG Peat Marwick LLP
    ---------------------
    KPMG Peat Marwick LLP

Philadelphia, Pennsylvania
December 13, 1996